                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of April 27, 1993 between CAMBRIDGE HEART, INC., a Delaware corporation with offices c/o KBL Healthcare, Inc., 645 Madison Avenue, New York, New York 10022 (the "Company"), and PAUL ALBRECHT, residing at 5 Coachmen Lane Bedford, MA 01730 ("Employee").

     The Company desires to engage Employee to perform services for the Company or, at the direction of the Company, any present or future parent, subsidiary, or affiliate of the Company, and (subject to Section 10) any successor or assign of any of them (the "Corporations"), and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

     1.  Term

     The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement, for a period commencing on June 15, 1993 and ending five years from such date, or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereafter referred to as the "Employment Period."

     2.  Duties and Services

         (a) During the Employment Period, Employee shall be employed as Vice President - Engineering of the Company and shall also perform services in a responsible executive or managerial capacity when and as requested by the Company. In performance of his duties, Employee shall be subject to the direction of the Board of Directors of the Company. Employee agrees to his employment as described in this Section 2 and agrees to devote his full business time and attention, except as provided for in paragraph (b) below, to the performance of his duties under this Agreement, excepting disabilities, illness, and vacation time as provided by Sections 3 and 4. In performing his duties hereunder, Employee shall be available for reasonable travel as the needs of the business require.

     (b) The Company acknowledges that the Employee is currently employed by Cerner Corporation ("Cerner") and that the Employee desires to facilitate an orderly transition from Cerner to the Company; therefore, the Company and the Employee have agreed that, notwithstanding anything to the contrary contained herein, the Employee shall be permitted to continue to provide services to Cerner through September 15, 1993 subject to the following limitations on the amount of the Employee's business time that may be spent providing services to
Cerner:  (i) June 15 through July 15, 1993, not more than 2.5 days per week; and
(ii) thereafter for two months, not more than .5 days per week. Throughout such transition period, the Employee's primary responsibilities shall be those owing to the Company, as set forth in this Agreement; accordingly, the Employee shall use his best efforts to schedule his time spent providing services to Cerner at times which are convenient to the Company.

     (c) Subject to any business travel reasonably required in connection with the performance by the Employee of his obligations hereunder, the Employee will perform his services hereunder in the Boston metropolitan area, for a period of not less than two years from the commencement of the Employment Period. In the event that the Company requires that the Employee relocate outside of the Boston metropolitan area prior to the end of the second year of the Employment Period, the Employee shall have the right to refuse to so relocate, and in such event this Agreement shall be deemed terminated pursuant to Section 9(c) below, and the Employee shall receive the severance benefits described in Section 9(c) below. In the event that the Company requests that the Employee relocate outside of the Boston metropolitan after the end of the second year of the Employment Period, the Employee shall be obligated to so relocate; provided, that the Company agrees to reimburse the Employee for his reasonable out of pocket expenses incurred in connection with such relocation, including without limitation (i) up to a 6% real estate commission on the sale of his home, (ii) normal closing costs incurred in selling his home,
(iii) normal closing costs incurred in purchasing a new home, and (iv) the cost of moving his household goods.

     3.  Compensation; Benefits

     (a) As compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, a salary payable monthly at the rate of $8,333 per month ("Salary") with bonuses of $20,000 and $25,000 at the end of calendar years 1993 and 1994, respectively, which amount shall be paid on or before December 31 of each year. For each calendar year during the remainder of the Employment Period, Employee shall be entitled to receive an annual performance-based bonus in accordance with an executive bonus plan approved by the Board of Directors in the amount of $30,000; such bonus to be earned as of December 31 of each year and paid prior to January 31 of the following year.
For all bonuses payable hereunder, in the event that the Employee shall not be employed by the Company throughout an entire calendar year during which a bonus is to be paid, the Employee shall be entitled to receive only a pro rata share of such annual bonuses based upon the number of weeks during such calendar year that the Employee was employed. The Company shall review the Employee's performance and the performance of the Company annually, and the Employee's Salary may be increased, at the discretion of the Company, on the basis of such review. Employee's Salary and bonus will be personally guaranteed for one year by Marlene R. Krauss, M.D. until such time as at least $2,000,000 is raised for the Company.

     (b) Upon the commencement of the Employment Period, the Employee will be granted options to purchase an aggregate of 450,000 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), at a price of $.001 per share, which options shall vest and become exercisable by the Employee at the rate of 90,000 shares per year over a period of five years, with options to purchase the first such 90,000 shares becoming exercisable one year from the date of grant of such options (such 450,000 options shall be "non-qualified" options under the Internal Revenue Code of 1986, as amended).

     All options to be granted to the Employee hereunder shall (i) expire ten years from the date of grant (in the event of the termination of Employee's employment with the Company, the portions of such options that are then vested and exercisable (including any portion that is accelerated pursuant to the following clause (ii)) shall remain vested and exercisable until ten years after the date of grant; (ii) contain a provision whereby, in the event of any termination of the Employment Period pursuant to Section 9(c), hereof the vesting, if dependent solely on the passage of time, shall be accelerated by ninety (90) days; (iii) contain a provision permitting the option exercise price to be paid by the Employee using any of the payment methods specified in Section 6(b) of the Company's 1993 Stock Option Plan; and (iv) be granted under the Company's 1993 Stock Option Plan and, subject to the terms of this Agreement, shall be subject to the general terms and conditions of that plan.

     The Company represents and warrants to Employee that (i) the 450,000 shares (the "Shares") of Common Stock issuable to Employee upon the exercise of the options granted hereunder represent 7.5% of the Company's outstanding shares of Common Stock on a fully-diluted basis on the date hereof (before the issuance of options to the Company's Chief Executive Officer), and (ii) the Shares are not and will not be subject to any restrictions on transfer other than as set forth in this Agreement or arising under applicable federal and state securities laws.
     (c) In addition, Employee shall receive payments of $5,000 each upon the Company's development of commercial prototypes of the following devices for submission to the FDA:

     (i) Assessment of Electrical Stability;

     (ii) Continuous Cardiac Output Monitor; and

     (iii)  Cardiac Electrical Imaging.

     (d) Employee shall be entitled to participate in all benefit plans and programs that the Company establishes and makes available from time to time to its senior executive employees, to the extent that Employee's salary, age, health and other qualifications make him eligible to participate, including without limitation, any and all bonus or other compensatory plans established generally for its senior executive employees. Employee acknowledges that the Company shall be entitled, in its sole and absolute discretion, to change or modify the employee benefit plans and programs that it offers from time to time, so long as at all times the Company provides Employee with group health and hospitalization insurance.

     (e) Employee shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company governing executives; provided, however, that the Employee shall be entitled to not less than three weeks vacation during each year of the Employment Period. The Employee hereby agrees that, if so requested by the Company, the Employee shall limit the amount of vacation time taken by the Employee during the first two years of the Employment Period to two weeks in the first year and three weeks in the second year; provided, that in any such case the Employee shall be entitled to accrue such unused vacation time, and such accrued vacation time may be taken at anytime after the first two years of the Employment Period.

     4.  Expenses

     Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

     5.  Representations and Warranties of Employee

     Employee represents and warrants to the Company that his performance of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation to which the Employee is a party or by which he is bound.

     6.  Non-Competition; Non-Solicitation

     In view of the unique and valuable services it is expected Employee will render to the Company, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees that he will not, during the period he is employed by the Company under this Agreement or otherwise, and for a period of eighteen months after he ceases to be employed by the Company under this Agreement or otherwise, compete with, intend to compete with, or be engaged in the same business as, or Participate In (as defined below), any other business or organization (which shall not include a university, hospital, or other non-profit organization) which during the period he is employed by the Company under this Agreement or otherwise, and for such eighteen-month period thereafter competes with, intends to compete with, or is engaged in the same business as the Company, with respect to (i) any product or service in the cardiovascular field sold or actively being developed by the Company up to the time of such cessation in any geographic area in which, at the time of such cessation, such product or service is sold or activity engaged in or (ii) any product or service in any other field sold or actively being developed by the Company at the time of such cessation with respect to which Employee acquires "confidential information" (as hereinafter defined) and provides direct assistance during the course of his employment hereunder or otherwise with the Company; provided, however, that the provisions of this Section 6 will not be deemed breached merely because (x) Employee is employed by a business or organization which competes with or is engaged in the same business as the Company, with respect to any product or service, if (A) such other business or organization derives less than 25% of its revenues from such competitive activities and (B) the Employee is employed by such other business or organization in a capacity which does not result in his direct or indirect involvement with such competitive activities; or (y) Employee owns less than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange; and provided, further, that the provisions of this Section 6 will not be breached if Employee's employment with the Company is terminated because the Company becomes a subject of a proceeding under the Federal Bankruptcy Code, and, subsequent to such termination, Employee competes with, engages in the same business as, or Participates In any other business which competes with or is engaged in the same business as the Company. The term "Participate In" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person (including Employee's immediate family), firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

     Employee agrees that during the period he is employed by the Company under this Agreement or otherwise, and for an eighteen-month period after he ceases to be so employed by the Company, he will not directly or indirectly (i) reveal the name of, solicit or interfere with, or endeavor to entice away from the Company any of its suppliers, customers, or employees or (ii) employ any person who was an employee of the Company within a period of one year after such person leaves the employ of the Company.

     Since a breach of the provisions of this Section 6 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to seek an injunction restraining such breach or a threatened breach. In either case no bond or other security shall be required in connection therewith. Employee agrees that the provisions of this Section 6 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 6 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

     7.  Patents, etc.

     Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes which Employee during the period he is employed by the Company under this Agreement or otherwise and for one year thereafter may acquire rights to, conceive of, or develop and which (i) relate to the cardiovascular field or any other field with respect to which the Employee has provided direct assistance to the Company in connection with any product or service sold or actively engaged by the Company in such field, or
(ii) are developed utilizing the time, material, facilities, or information of the Company ("Such Inventions") shall belong to the Company; as soon as Employee owns, conceives of, or develops any Such Invention, he agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense (except as noted in clause
(a) of this Section 7), forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title, and interest in and to Such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances arising from the acts of Employee ("Liens") (Employee to take such action, at his expense, as is necessary to remove all such Liens) and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

     8.  Confidential Information

     All confidential information which Employee has obtained prior to the execution of this Agreement from the Company, may obtain during or after the Employment Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the

Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible or by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, in each case without prior written permission of the Company. Employee shall return all physical evidence of such confidential information to the Company prior to or at the termination of his employment. As used in this
Section 8, "confidential information" shall mean any information except that information which is generally known by the Company's principal competitors or which is generally available to the public, or later becomes public without a breach by Employee of this Section 8, or is already known by the Employee and has not been obtained or learned by the Employee from the Company or from a third party as a result of a breach of any obligation of confidentiality owed by such third party to the Company.

     9.  Termination

     (a) Notwithstanding anything to the contrary herein contained, if on or after the Commencement Date and prior to the expiration of the Employment Period, either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six months, as determined by a physician selected by the Board of Directors from a list of physicians practicing medicine in the geographic area of the Company's principal executive offices provided by the local chapter of the American Medical Association, or a similar professional organization, (ii) Employee shall be convicted of a crime of moral turpitude or a felony, (iii) the Company's Board of Directors shall determine in good faith, after notice to Employee and an opportunity for the Employee to appear before and be heard by the Board, that Employee has engaged in willful misconduct or gross negligence in connection with the performance of his duties hereunder, (iv) Employee, if a member of the Company's Board of Directors, shall breach any fiduciary duty to the Company, or (v) Employee shall breach any material term of this Agreement and fail to correct such breach within 30 days after notice by the Company to Employee of his commission of the same, then, and in each such case, the Company shall have the right to give written notice of termination of Employee's services hereunder as of a date (not earlier than 30 days from such notice) to be specified in such notice and the Employment Period shall terminate on the date so specified.

     (b) In the event that Employee shall die prior to the end of the Employment Period, then the Employment Period shall terminate on the date of Employee's death, whereupon Employee or his estate, as the case may be, shall be entitled to receive only his compensation at the rate then provided pursuant to Section 3(a) to the date on which termination shall take effect.

     (c) Notwithstanding anything to the contrary herein contained, on or after any date falling five months from the Commencement Date but prior to the expiration of the Employment Period, the Company shall have the right to give written notice of the termination of Employee's services hereunder as of a date (not earlier than 30 days from such notice) to be specified in such notice and the Employment Period shall terminate on the date so specified. Upon any such termination the Company shall be obligated to continue to pay the Employee his Salary, at the rate in effect immediately prior to such termination, for a period of six months.

     Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

     (d) Notwithstanding anything to the contrary herein contained, the Employee shall have the right to give written notice of the termination of the Employee's services hereunder as of a date (not earlier than 60 days from such notice) to be specified in such notice and the Employment Period shall terminate on the date so specified.

     10.  Merger, etc.

     In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets or otherwise, then the Company may elect:

     (a) to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving entity; provided that such entity shall assume in writing all of the obligations of the Company hereunder; and provided, further, that the Company (in the event and so long as it remains in existence) shall remain liable for the performance of its obligations hereunder in the event of a breach by the acquiring entity of this Agreement; or

     (b) in addition to its other rights of termination, the Company shall have the right to terminate this Agreement upon at least 30 days' written notice. Upon any such termination, the company shall be obligated to continue to pay the Employee his Salary, at the rate in effect immediately prior to such termination, for a period of six months.

     11.  Survival

     The covenants, agreements, representations and warranties of the Employee contained in or made pursuant to this Agreement shall survive Employee's termination of employment as provided herein.

     12.  Entire Agreement; Modification

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     13.  Notices

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 13. Any notice or other communication given by certified mail shall be deemed given three days after the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     14.  Waiver

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by the party giving such waiver.

     15.  Binding Effect

     Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 10.

     16.  No Third Party Beneficiaries

     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any Person not a party to this Agreement (except as provided in Section 15).

     17.  Headings

     The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     18.  Remedy

     In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction, arbitrator or mediator, as the case may be, to be overly broad in scope, duration or area of applicability, the court, arbitrator or mediator, as the case may be, considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

     19.  Counterparts; Governing Law

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                             CAMBRIDGE HEART, INC.


                                             By: /s/ M.R. Krauss
                                                ------------------------------
                                                   Marlene R. Krauss, MD

                                                /s/ P. Albrecht
                                                ------------------------------

                                                   Paul Albrecht
                                                   5 Coachmen Lane
                                                   Bedford, MA  01730



The undersigned hereby guarantees the obligation of the Company to pay the Employee's Salary and bonus until such time as at least $2,000,000 is raised for the Company, as provided in Section 3(b) of the foregoing Agreement.


                                                /s/ M.R. Krauss
                                                ------------------------------
                                                    Marlene R. Krauss, M.D.

                                                4/27/93
                                                ------------------------------
                                                    Date